(logo) American Home Funding
			 A Subsidiary of Rochester Community Savings Bank



February 28, 1996



Securitized Asset Services Corporation
5325 Spectrum Drive
Frederick, Maryland
Attn: Master Servicing

Re: Officer Certificate

To Whom it may concern:

In accordance with the Servicing Agreement dated July 31, 1995, I, the undersigned,hereby certify that I have supervised a review as to each mortgage loan being serviced by American Home Funding during the preceding fiscal year under this Agreement and to the best of my knowledge, based on this review, American Home Funding has fulfilled its duties, responsibilities and obligations under this Agreement throughout the year, or, if there has been failure by the Servicer to fulfill any duty, responsibility or obligation under this Agreement, they are set forth below:



EXCEPTIONS (if any)  None


Signature of Officer  /s/ Janice P. Layne

Title of Office          Vice President, Investor Reporting
Date                     February 28, 1996







   2812 Emerywood Parkway, P.O. Box 31034, Richmond, Virginia  23294